                                                                   Exhibit 4(a)

                     AMENDED AND RESTATED CREDIT AGREEMENT


                           DATED AS OF MARCH 17,1999

                                     AMONG

                    WASHINGTON REAL ESTATE INVESTMENT TRUST,

                                  AS BORROWER

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS LENDER

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    AS AGENT

                               TABLE OF CONTENTS

                                                                                                                               Page
                                                                                                                               ----
ARTICLE I - DEFINITIONS.........................................................................................................  2
ARTICLE II - THE CREDIT......................................................................................................... 12
 2.1. Commitment................................................................................................................ 12
      ----------
 2.2. Final Principal Payment................................................................................................... 13
      -----------------------
 2.3. Ratable Loans............................................................................................................. 13
      -------------
 2.4. Applicable Margins........................................................................................................ 13
      ------------------
 2.5. Commitment Fee............................................................................................................ 14
      --------------
 2.6. Facility Fee.............................................................................................................. 14
      ------------
 2.7. Minimum Amount of Each Advance............................................................................................ 14
      ------------------------------
 2.8. Optional Principal Payments............................................................................................... 14
      ---------------------------
 2.9. Method of Selecting Types and Interest Periods for New Advances........................................................... 14
      ---------------------------------------------------------------
 2.10. Conversion and Continuation of Outstanding Advances...................................................................... 15
       ---------------------------------------------------
 2.11. Changes in Interest Rate, Etc. .......................................................................................... 15
       ------------------------------
 2.12. Rates Applicable After Default........................................................................................... 16
       ------------------------------
 2.13. Method of Payment........................................................................................................ 16
       -----------------
 2.14. Notes; Telephonic Notices................................................................................................ 16
       -------------------------
 2.15. Interest Payment Dates; Interest and Fee Basis........................................................................... 17
       ----------------------------------------------
 2.16. Notification of Advances, Interest Rates and Prepayments................................................................. 17
       --------------------------------------------------------
 2.17. Lending Installations.................................................................................................... 17
       ---------------------
 2.18. Non-Receipt of Funds by the Agent........................................................................................ 17
       ---------------------------------
 2.19. Withholding Tax Exemption................................................................................................ 17
       -------------------------
 2.20. Reduction in Aggregate Commitment........................................................................................ 18
       ---------------------------------
ARTICLE III - CHANGE IN CIRCUMSTANCES........................................................................................... 18

 3.1. Yield Protection.......................................................................................................... 18
      ----------------
 3.2. Changes in Capital Adequacy Regulations................................................................................... 19
      ---------------------------------------
 3.3. Availability of LIBOR Advances............................................................................................ 19
      ------------------------------
 3.4. Funding Indemnification................................................................................................... 20
      -----------------------
 3.5. Lender Statements; Survival of Indemnity.................................................................................. 20
      ----------------------------------------
 3.6. Replacement of Lender by Reason of Change in Circumstances................................................................ 20
      ----------------------------------------------------------
ARTICLE IV - CONDITIONS PRECEDENT............................................................................................... 21

 4.1. Initial Advance........................................................................................................... 21
      ---------------
 4.2. Each Advance.............................................................................................................. 22
      ------------
ARTICLE V - REPRESENTATIONS AND WARRANTIES...................................................................................... 22

 5.1. Existence................................................................................................................. 23
      ---------
 5.2. Authorization and Validity................................................................................................ 23
      --------------------------
 5.3. No Conflict; Government Consent........................................................................................... 23
      -------------------------------
 5.4. Material Adverse Change................................................................................................... 23
      -----------------------
 5.5. Taxes..................................................................................................................... 23
      -----
 5.6. Litigation and Guarantee Obligations...................................................................................... 23
      ------------------------------------
 5.7. No Subsidiaries........................................................................................................... 24
      ---------------
 5.8. ERISA..................................................................................................................... 24
      -----
 5.9. Accuracy of Information................................................................................................... 24
      -----------------------
 5.10. Regulation U............................................................................................................. 24
       ------------
 5.11. Material Agreements...................................................................................................... 24
       -------------------
 5.12. Compliance With Laws..................................................................................................... 24
       --------------------
 5.13. Ownership of Properties.................................................................................................. 24
       -----------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                               Page
                                                                                                                               ----
 5.14. Investment Company Act................................................................................................... 25
       ----------------------
 5.15. Public Utility Holding Company Act....................................................................................... 25
       ----------------------------------
 5.16. Solvency................................................................................................................. 25
       --------
 5.17. Insurance................................................................................................................ 25
       ---------
 5.18. REIT Status.............................................................................................................. 26
       -----------
 5.19. Year 2000................................................................................................................ 26
       ---------
ARTICLE VI - COVENANTS.......................................................................................................... 26

 6.1. Financial Reporting....................................................................................................... 26
      -------------------
 6.2. Use of Proceeds........................................................................................................... 27
      ---------------
 6.3. Notice of Default......................................................................................................... 27
      -----------------
 6.4. Conduct of Business....................................................................................................... 28
      -------------------
 6.5. Taxes..................................................................................................................... 28
      -----
 6.6. Insurance................................................................................................................. 28
      ---------
 6.7. Compliance with Laws...................................................................................................... 28
      --------------------
 6.8. Maintenance of Properties................................................................................................. 28
      -------------------------
 6.9. Inspection................................................................................................................ 28
      ----------
 6.10. Maintenance of Status.................................................................................................... 28
       ---------------------
 6.11. Dividends................................................................................................................ 28
       ---------
 6.12. Merger................................................................................................................... 29
       ------
 6.13. Delivery of Subsidiary Guaranties........................................................................................ 29
       ---------------------------------
 6.14. Sale of Accounts......................................................................................................... 29
       ----------------
 6.15. Sale and Leaseback....................................................................................................... 29
       ------------------
 6.16. Acquisitions and Investments............................................................................................. 29
       ----------------------------
 6.17. Liens.................................................................................................................... 30
       -----
 6.18. Affiliates............................................................................................................... 30
       ----------
 6.19. Cash Flow to Debt Service Ratio.......................................................................................... 30
       -------------------------------
 6.20. Consolidated Tangible Net Worth.......................................................................................... 31
       -------------------------------
 6.21. Indebtedness and Cash Flow Covenants..................................................................................... 31
       ------------------------------------
 6.22. Year 2000................................................................................................................ 31
       ---------
ARTICLE VII - DEFAULTS.......................................................................................................... 31

ARTICLE VIII - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................................................... 33

 8.1. Acceleration.............................................................................................................. 33
      ------------
 8.2. Amendments................................................................................................................ 34
      ----------
 8.3. Preservation of Rights.................................................................................................... 34
      ----------------------
ARTICLE IX - CENTRAL PROVISIONS................................................................................................. 34

 9.1. Survival of Representations............................................................................................... 35
      ---------------------------
 9.2. Governmental Regulation................................................................................................... 35
      -----------------------
 9.3. Taxes..................................................................................................................... 35
      -----
 9.4. Headings.................................................................................................................. 35
      --------
 9.5. Entire Agreement.......................................................................................................... 35
      ----------------
 9.6. Several Obligations; Benefits of this Agreement........................................................................... 35
      -----------------------------------------------
 9.7. Expenses; Indemnification................................................................................................. 35
      -------------------------
 9.8. Numbers of Documents...................................................................................................... 36
      --------------------
 9.9. Accounting................................................................................................................ 36
      ----------
 9.10. Severability of Provisions............................................................................................... 36
       --------------------------
 9.11. Nonliability of Lenders.................................................................................................. 36
       -----------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                               Page
                                                                                                                               ----
 9.12. CHOICE OF LAW............................................................................................................ 36
       -------------
 9.13. CONSENT TO JURISDICTION.................................................................................................. 36
       -----------------------
 9.14. WAIVER OF JURY TRIAL..................................................................................................... 37
       --------------------
ARTICLE X - THE AGENT........................................................................................................... 37

 10.1. Appointment.............................................................................................................. 37
       -----------
 10.2. Powers................................................................................................................... 37
       ------
 10.3. General Immunity......................................................................................................... 37
       ----------------
 10.4. No Responsibility for Loans, Recitals, etc. ............................................................................. 37
       -------------------------------------------
 10.5. Action on Instructions of Lenders........................................................................................ 38
       ---------------------------------
 10.6. Employment of Agents and Counsel......................................................................................... 38
       --------------------------------
 10.7. Reliance on Documents; Counsel........................................................................................... 38
       ------------------------------
 10.8. Agent's Reimbursement and Indemnification................................................................................ 38
       -----------------------------------------
 10.9. Rights as a Lender....................................................................................................... 39
       ------------------
 10.10. Lender Credit Decision.................................................................................................. 39
        ----------------------
 10.11. Successor Agent......................................................................................................... 39
        ---------------
 10.12. Commitment as a Lender.................................................................................................. 40
        ----------------------
ARTICLE XI - SETOFF; RATABLE PAYMENTS........................................................................................... 40

 11.1. Setoff................................................................................................................... 40
       ------
 11.2. Ratable Payments......................................................................................................... 40
       ----------------
ARTICLE XII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................................................................. 40

 12.1. Successors and Assigns................................................................................................... 40
       ----------------------
 12.2. Participations........................................................................................................... 41
       --------------
   12.2.1. Permitted Participants; Effect....................................................................................... 41
           ------------------------------
   12.2.2. Voting Rights........................................................................................................ 41
           -------------
   12.2.3. Benefit of Setoff.................................................................................................... 41
           -----------------
 12.3. Assignments.............................................................................................................. 42
       -----------
   12.3.1. Permitted Assignments................................................................................................ 42
           ---------------------
   12.3.2. Effect; Effective Date............................................................................................... 42
           ----------------------
 12.4. Dissemination of Information............................................................................................. 43
       ----------------------------
 12.5. Tax Treatment............................................................................................................ 43
       -------------
ARTICLE XIII - NOTICES.......................................................................................................... 44

 13.1. Giving Notice............................................................................................................ 44
       -------------
 13.2. Change of Address........................................................................................................ 44
       -----------------
ARTICLE XIV - COUNTERPARTS...................................................................................................... 44

ARTICLE XV - NO OFFICER, ETC. LIABILITY......................................................................................... 44

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement, dated as of March 17, 1999, is among Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Borrower"). The First
                                                        --------
National Bank of Chicago, as "Agent", and the Lenders (as hereinafter defined).
                              -----

                                   RECITALS
                                   --------

     A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating and renovating apartment buildings, shopping centers, office buildings, business centers and warehouses.

     B. The Borrower is listed on the New York Stock Exchange and is qualified as a real estate investment trust.

     C. Borrower (as successor by merger to Washington Real Estate Investment Trust, a District of Columbia trust), the Agent, and the Lenders are parties to a Credit Agreement dated as of March 1, 1995, as previously amended (the "Existing Agreement") pursuant to which the Lender identified therein agreed to make loans available to Borrower of up to $25,000,000. Borrower has requested that the Existing Agreement be amended and restated to extend the term and change the pricing. The Agent and the Lenders have agreed to do so.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Lender acknowledges and agrees that until such time as CSN's (the current property manager for Borrower's properties) financial results are reported on a consolidated basis with the financial results of Borrower, then CSN shall not be considered an "Affiliate" of Borrower.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a
                            ---------
Lender, and any successor Agent appointed pursuant to Article X.
                                                      ---------

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders (not to exceed the Maximum Aggregate Commitment), as modified from time to time pursuant to the terms hereof.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Applicable Margin" is defined in Section 2.4.
                                       -----------

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of the Borrower, acting singly.

     "Borrower" means Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the District of Columbia, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.
                                      -----------

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities.

     "Calculation Date" is defined in Section 2.4.
                                      -----------

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Flow to Debt Service Ratio" means, as for any date for any period, the ratio calculated by dividing (x) actual EBITDA for such period, by (y) Consolidated Debt Service for such period.

     "CBR Advance" means an Advance which bears interest at the CBR Rate.

     "CBR Applicable Margin" means, as of any date, the Applicable Margin in effect as determined in accordance with Section 2.4 hereof.
                                        -----------

     "CBR Loan" means a Loan which bears interest at the CBR Rate.

     "CBR Rate" means, for any day, a rate per annum equal to (i) the Corporate Base Rate in effect on such day, plus (ii) the CBR Applicable Margin.

     "Closing Date" means the date that all the conditions precedent to the initial Advance, as specified in Section 4.1, have been satisfied; provided,
                                 -----------                       --------
however, that the obligations of the Lenders to make Loans hereunder shall
-------
automatically terminate if such date does not occur on or before March 31, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment Fee" is defined in Section 2.5.
                                    -----------

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time
                      --------------
to time pursuant to the terms hereof.

     "Condemnation" is defined in Section 7.8.
                                  -----------

     "Consolidated Debt Service" for any period means (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal
                        ----
payments of Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any Indebtedness which is payable in a single installment at final maturity) required to be made during such period by the Borrower or any of its consolidated Subsidiaries.

     "Consolidated Interest Expense," for any period, means the amount of interest expense of the Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP plus any capitalized interest which accrued during
                              ----
such period.

     "Consolidated Net Income," for any period, means consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

     "Consolidated Secured Indebtedness," as of any date of determination, means the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding at such date which does not constitute Unsecured Indebtedness and (b) the excess, if any, of (i) the aggregate principal amount of all Unsecured Indebtedness of the Subsidiaries of the Borrower over (ii) $10,000,000, determined on a consolidated basis in
             ----
accordance with GAAP.

     "Consolidated Senior Unsecured Indebtedness," as of any date of determination, means the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding at such date which constitutes Unsecured Indebtedness (excluding (i) Indebtedness which is contractually subordinated to the Indebtedness of the Borrower and its Subsidiaries under the Loan Documents on customary terms acceptable to the Agent, (ii) Indebtedness of the Borrower and its Subsidiaries under the Loan Documents and (iii) Indebtedness incurred pursuant to any commitment referred to in clause (c) below), (b) the aggregate Commitments then in effect under the Facility, and (c) the aggregate commitments then in effect with respect to any other unsecured committed line of credit extended to the Borrower or any of its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth," at any date of determination, means an amount equal to (a) Total Capitalization Value as of such date minus (b)
                                                               -----
Consolidated Total Indebtedness as of such date.

     "Consolidated Total Indebtedness," as of any date of determination, means all Indebtedness of the Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.10.
                                                    ------------

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

     "Crestar Agreement means the Credit Agreement dated as of July 25, 1997 among the Borrower, Crestar Bank, Signet Bank/Virginia, and any other bank as party to the Credit Agreement from time to time, and Crestar Bank, as agent, as the same may be amended from time to time.

     "Current DSC Ratio" means, as of any date, the ratio calculated by dividing (x) the actual EBITDA for the most recently completed fiscal quarter, by (y) the actual Consolidated Debt Service for such fiscal quarter.

     "Default" means an event described in Article VII.
                                           -----------

     "EBITDA" means earnings before interest, taxes (other than real estate taxes), depreciation and amortization, all as calculated in accordance with GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Facility Fee" is defined in Section 2.6.
                                  -----------

     "Facility Termination Date" means March 17, 2002.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are, in accordance with GAAP, capitalized on a balance sheet of the lessee.

     "First Chicago" means The First National Bank of Chicago in its individual capacity as a Lender, and its successors.

     "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the outstanding Advances from such Lender at such time, and the denominator of which is the outstanding Advances from all of the Lenders at such time.

     "Funds From Operations," for any period, means Consolidated Net Income for such period as adjusted by (i) excluding gains and losses from property sales, debt restructurings and property write-downs and adjusted for the non-cash effect of straight-lining of rents, (ii) to the extent not already accomplished under GAAP, straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g. real estate taxes), and (iii) adding back depreciation, amortization and all non-cash items.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.
                                                               -----------

     "Guarantor" means WRIT Limited Partnership, a Delaware limited partnership.

     "Guarantee Obligation" means, as to any Person (the "guaranteeing person"),
                                                          -------------------
any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including,
 ---------------
without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that
                                                                  --------
in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guaranty" means a guaranty of all obligations of Borrower hereunder from Guarantor.

     "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money (including liabilities arising under Financing Leases), (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all Guarantee Obligations of such Person (excluding, in the case of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), and (f) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three, six, nine or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

     "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

     "LIBOR Applicable Margin" means, as of any date with respect to any Interest Period, the Applicable Margin in effect for such Interest Period as determined in accordance with Section 2.4 hereof.
                              -----------

     "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by the Agent to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such Interest Period.

     "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

     "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement, the Note(s), the Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

     "Loan Year" means the period of 12 months ending on the first anniversary of the date of this Agreement, and thereafter, each succeeding 12 month period ending on an anniversary of the date of this Agreement.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Maximum Aggregate Commitment" means $25,000,000, or at any time such other amount as has been approved by all of the Lenders.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Note" means a promissory note, in substantially the form of Exhibit B
                                                                  ---------
hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.
                                          --------------

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "Office Building Assets" means all office buildings owned by Borrower from time to time.

     "Participants" is defined in Section 12.2.1.
                                  --------------

     "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

     "Permitted Acquisitions" are defined in Section 6.16.
                                             ------------

     "Permitted Liens" are defined in Section 6.17.
                                      ------------

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pro Forma EBITDA" means, for any Person for any period, EBITDA calculated as if the Property then owned by such Person had been owned by such Person for the entire period.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.
                                --------------

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement on Eurocurrency liabilities. On the date of this Agreement First Chicago's Reserve Requirement is 0.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary," as to any Person, means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Total Capitalization Value" means for any Person for any quarter, the product of (x) annualized EBIDTA for such Person during such quarter (which annualized EBIDTA shall be calculated by annualizing Pro Forma EBITDA for the most recently ended fiscal quarter), and (y) ten (10).

     "Total Tangible Assets," of any Person at any date, means the current book value of the total assets of such Person other than that portion of such Person's assets that constitute intangible assets as determined in accordance with GAAP plus accumulated depreciation on the depreciable assets (excluding
          ----
intangible assets) from such Person's original book value of such assets which is reflected in the current book value of such assets.

     "Transferee" is defined in Section 12.4.
                                ------------

     "Type" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

     "Unencumbered Asset," with respect to any asset, at any date of determination, means the circumstance that such asset on such date (a) is not subject to any Liens of any kind, other than Permitted Liens (excluding however Permitted Liens of the type contemplated by the penultimate paragraph of Section
                                                                         -------
6.17 hereof), (b) is not subject to any agreement (including (i) any agreement
----
governing Indebtedness incurred in order to finance or refinance the acquisition of such asset), and (ii) if applicable, the organizational documents of any Subsidiary) (other than the Crestar Agreement, the terms of which restrict Borrower's ability to encumber certain of Borrower's assets) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any of its Subsidiaries (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by the Borrower and its Subsidiaries, and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, but excluding the terms of the Crestar Agreement) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on any assets or Capital Stock of the Borrower or any of its Subsidiaries, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause). For the purposes of this Agreement, any Property of a Subsidiary which is not a Wholly-Owned Subsidiary shall not be deemed to be unencumbered unless both (i) such Property and (ii) all Capital Stock of such Subsidiary held by the Borrower is unencumbered.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unsecured Indebtedness" means all Indebtedness of any Person that is not secured by a Lien on any income, Capital Stock, Property or any other asset of such Person.

     "Value of Unencumbered Assets," as of any date for all Unencumbered Assets shall mean the product of (x) the annualized EBITDA from all such Unencumbered Assets for the most recent calendar quarter for which results have been reported to Lender (which annualized net operating income shall be determined by multiplying the EBITDA from all such Unencumbered Assets for such calendar quarter by four (4)), and (y) ten (10).

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.19.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                                  THE CREDIT
                                  ----------

     2.1. Commitment. From and including the date of this Agreement and prior to
          ----------
the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     2.2. Final Principal Payment. Any outstanding Advances and all other unpaid
          -----------------------
Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made
          -------------
from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be CBR Advances or LIBOR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10. If any Lender shall default in its
                   ------------     ----
obligation to fund all or a portion of its Percentage of any Advance (a "Defaulting Lender"), then simultaneously with any funding by any of the
 -----------------
remaining Lenders (each, a "Funding Lender") of their respective Percentages of
                            --------------
such Advance (such an Advance is sometimes referred to herein as a "Partial
                                                                    -------
Advance"), the respective Funded Percentages of each Defaulting Lender and of
-------
each Funding Lender shall automatically be adjusted so that following such adjustment each Lender's Funded Percentage shall correspond to the aggregate percentage of all then outstanding Advances (including all Partial Advances) made by such Lender. Following any adjustment of each Lender's Funded Percentage pursuant to the preceding sentence, such Lender's Funded Percentage shall be readjusted only upon the first to occur of (a) a Defaulting Lender subsequently funding its Percentage of any such Partial Advance, or (b) the repayment in full (including all interest thereon) to each Funding Lender of its Percentage of any such Partial Advance. Notwithstanding anything contained herein to the contrary, in no event shall any Defaulting Lender be entitled to receive any repayment of its Percentage of any Advances (or any interest earned thereon) until such time as the Funding Lenders have received repayment in full of the amount of any Partial Advance, together with all interest thereon. Borrower shall have the right to replace a Defaulting Lender in the manner set forth in Section 3.6 below, and upon the replacement of any Defaulting Lender, such Defaulting Lender shall refund to Borrower the pro rata share of all commitment fees paid to such Defaulting Lender which have not been earned by such Defaulting Lender as of the date of such replacement, determined by multiplying the amount of all commitment fees paid by Borrower to or for the benefit of such Defaulting Lender by a fraction, the numerator of which is the number of months (it being understood and agreed that for purposes of this provision a portion of any month shall constitute a complete "month") which have elapsed in the 36 month Facility term, and the denominator of which is 36. Solely by way of example, if Borrower has paid aggregate commitment fees of $75,000 to a Defaulting Lender, and Borrower replaces such Defaulting Lender on the second anniversary of the Closing Date, then concurrently with such replacement such Defaulting Lender shall return to Borrower $50,000 of the $75,000 in commitment fees.

     2.4. Applicable Margins. The CBR Applicable Margin and the LIBOR Applicable
          ------------------
Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time as set forth in Exhibit A in accordance with the ratings from Moody's and/or S&P for Borrower's long-term unsecured debt. If a rating has been issued by only one of S&P or Moody's, that rating shall determine the Applicable Margin. In the event both rating agencies have issued a rating and the rating agencies are split on the rating for the Borrower's long-term unsecured debt or this Facility, the lower rating shall be deemed to be the applicable rating (e.g., if the Borrower's Moody's long-term unsecured debt rating is Baal and its S&P long-term unsecured debt rating is BBB then the Applicable Margins shall be computed based on the S&P rating). The Applicable Margins shall be adjusted effective on the next Business Day following any change in the Borrower's Moody's long-term unsecured debt rating and/or S&P's long-term unsecured debt rating, as the case may be (provided that if Agent does not receive notice of a change in rating within twenty days after it occurs then any reduction in Applicable Margin shall be effective only when such notice is received).

     In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower's long-term unsecured debt, a mutually agreeable substitute rating agency shall be selected by the Required Lenders and the Borrower. If the Required Lenders and the Borrower cannot agree on a substitute rating agency within forty-five (45) days of such discontinuance, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin set forth in Exhibit B. Lenders acknowledge that the rating for Borrower's unsecured long term debt may be issued even though Borrower has no outstanding unsecured long term debt.

     2.5. Commitment Fee. The Borrower agrees to pay to the Agent for the
          --------------
account of each Lender a upfront commitment fee (the "Commitment Fee") equal to
                                                      --------------
three eighths of one percent (0.375%) of the Aggregate Commitment (as such amount may be changed from time to time pursuant to the terms hereof to an amount not to exceed the Maximum Aggregate Commitment). The Commitment Fee for all Lenders who have provided a Commitment as of the Closing Date shall, to the extent not previously paid, be due and payable on the Closing Date.

     2.6. Facility Fee. The Borrower agrees to pay to the Agent for the account
          ------------
of each Lender a facility fee (the "Facility Fee") calculated at a per annum
                                    ------------
percentage ("Facility Fee Rate") of the total Aggregate Commitment. The
             -----------------
Facility Fee Rate shall vary from time to time based on the Borrower's long term unsecured debt rating as set forth in the table attached hereto as Exhibit A.
                                                                   ---------
The Facility Fee shall be paid quarterly in arrears on the last day of each calendar quarter, beginning March 31, 1999 for the period from the date hereof to March 31, 1999.

     2.7. Minimum Amount of Each Advance. Each LIBOR Advance shall be in the
          ------------------------------
minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), and each CBR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any CBR Advance may be in the amount of the unused Aggregate Commitment.

     2.8.  Optional Principal Payments. The Borrower may from time to time pay,
           ---------------------------
without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $250,000 in excess thereof, any portion of the outstanding Advances upon two Business Days' prior notice to the Agent; provided however, that the provisions of Section 3.4 hereof shall be
                                                -----------
applicable to any prepayment of any LIBOR Advance.

     2.9. Method of Selecting Types and Interest Periods for New Advances. The
          ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not
                                                     ----------------
later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each CBR Advance and three Business Days before the Borrowing Date for each LIBOR Advance, specifying:

     (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each LIBOR Advance, the Interest Period applicable thereto.

     Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article VIII. The
                                                          ------------
Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than five
(5) different Interest Periods for LIBOR Advances outstanding at any one time.

     2.10. Conversion and Continuation of Outstanding Advances. CBR Advances
           ---------------------------------------------------
shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a CBR Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance continue as an LIBOR Advance for the same or another Interest Period. Subject to the terms of
Section 2.7, the Borrower may elect from time to time to convert all or any part
-----------
of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an
                       ------------------------------
Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation;

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

     (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the Interest Period applicable thereto.

     2.11. Changes in Interest Rate, Etc. Each CBR Advance shall bear interest
           -----------------------------
on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to Section 2.10 to but excluding the date it becomes due or is
                    ------------
converted into a LIBOR Advance pursuant to Section 2.10 hereof, at a rate per
                                           ------------
annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance.

     2.12. Rates Applicable After Default. Notwithstanding anything to the
           ------------------------------
contrary contained in Section 2.9 or 2.10, during the continuance of a Default
                      -----------    ----
or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the
                                 -----------
Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the
                                 -----------
Lenders to changes in interest rates), declare that for the duration of such Default (i) each LIBOR Advance shall bear interest at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each CBR Advance shall bear interest at a rate per annum equal to the CBR Rate otherwise applicable to the CBR Advance plus 2% per annum.

     2.13. Method of Payment. All payments of the Obligations hereunder shall be
           -----------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article VIII, or at
                                                          ------------
any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article VIII or at any Lending Installation specified in a
                      ------------
notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.14. Notes; Telephonic Notices. Each Lender is hereby authorized to record
           -------------------------
the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall be presumed (rebuttably) accurate.

     2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on
           ----------------------------------------------
each CBR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity. Interest accrued on each LIBOR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. Notification of Advances, Interest Rates and Prepayments. Promptly
           --------------------------------------------------------
after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.

     2.17. Lending Installations. Each Lender may book its Loans at any Lending
           ---------------------
Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender,
           ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19. Withholding Tax Exemption. At least five Business Days prior to the
           -------------------------
first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.20. Reduction in Aggregate Commitment. Borrower may from time to time
           ---------------------------------
during the term of this Facility upon prior written notice to Agent, elect to permanently reduce the amount of the Aggregate Commitment to an amount to be determined by Borrower; provided, however, that in no event shall Borrower be entitled to reduce the Aggregate Commitment below $15,000,000 pursuant to this Section. Each reduction notice from Borrower as described in the preceding sentence shall be accompanied by payment of any amounts (including any amounts payable by Borrower pursuant to Article III hereof) necessary to reduce the
                                -----------
outstanding balance of the Advances to the amount specified in such notice. Each reduction of the Aggregate Commitment shall reduce each Lender's Commitment on a pro rata basis.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

     3.1. Yield Protection. If any law or any governmental or quasi-governmental
          ----------------
rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding (i) federal taxation of the net income of any Lender or applicable Lending Installation, (ii) state and local taxation in the jurisdiction where a Lender's home office is situated, (iii) state and local taxation in a jurisdiction other than described in (ii) above to the extent such Lender receives credit on its tax payments in its home jurisdiction for such taxes, and (iv) federal withholding tax imposed on payments due hereunder or under the Notes), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or


          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

     3.2.  Changes in Capital Adequacy Regulations. If a Lender reasonably
           ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change"
                                                                     ------
means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based
                         -----------------------------
capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of LIBOR Advances. If any Lender reasonably determines
          ------------------------------
that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of LIBOR Advances and require any LIBOR Advances to be converted into CBR Advances; or if the Required Lenders reasonably determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Agent shall suspend the availability of LIBOR Advances with respect to any Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, then, if for any reason whatsoever the provisions of Section 3.1
                                                                    -----------
are inapplicable, the Agent shall suspend the availability of LIBOR Advances with respect to any Advances made after the date of any such determination.

     3.4.  Funding Indemnification. If any payment of a LIBOR Advance occurs on
           -----------------------
a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation,, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

     3.5.  Lender Statements; Survival of Indemnity. To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a LIBOR
             ------------     ---
Advance under Section 3.3, so long as such designation is not disadvantageous to
              -----------
such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement
                              ------------  ---    ---
shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be presumed (rebuttably) correct. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and
------------  ---     ---
termination of this Agreement.

     3.6. Replacement of Lender by Reason of Change in Circumstances. In the
          ----------------------------------------------------------
event that any Lender (a "Recovery Lender") requires Borrower to make any
                          ---------------
payment to such Recovery Lender in accordance with the provisions of Sections
                                                                     --------
3.1 and/or 3.2 hereof, then upon written notice from Borrower to Agent, Borrower
---        ---
and Agent shall mutually use their respective best efforts to find another lender to replace the Recovery Lender. If a replacement lender is found then Borrower shall pay to the Recovery Lender all amounts owed to such Recovery Lender under the Facility, such Recovery Lender shall no longer be a "Lender" hereunder, and concurrently therewith the remaining parties hereto shall execute such instruments as shall be necessary to have the replacement lender become a "Lender" hereunder having a Commitment equal to that of the Recovery Lender.

     Nothing contained in this Section 3.6 shall be deemed to relieve Borrower
                               -----------
of its obligations to make all payments to any Recovery Lender in the amounts and at the times required pursuant to the terms of this Agreement during the period of time prior to the replacement of such Recovery Lender.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1. Initial Advance. The Lenders shall not be required to make the initial
          ---------------
Advance hereunder unless the Borrower shall have furnished to the Agent, with sufficient copies for the Lenders, the following:

          (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, the Guaranty, and this Agreement;

          (ii) A certificate of good standing for the Borrower, certified by the appropriate governmental officer of the State of Maryland, and foreign qualification certificates, certified by the appropriate governmental officer, for each jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

          (iii) Copies, certified by an officer of the Borrower, of Borrower's and Guarantor's formation documents (including by-laws), together with all amendments thereto;

          (iv) An incumbency certificate, executed by an officer of the Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (v) Copies, certified by the Secretary or Assistant Secretary, of the Borrower's Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower hereunder;

          (vi) A written opinion of the Borrower's and Guarantor's counsel, addressed to the Lenders in substantially the form of Exhibit C hereto;
                 ---------

          (vii) A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date;

          (viii) The most recent financial statements of the Borrower and a certificate from an officer of the Borrower that no material adverse change in the Borrower's financial condition has occurred since the date of such statements;

          (ix) UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the State of Maryland;

          (x) Written money transfer instructions, in substantially the form of Exhibit F hereto, addressed to the Agent and signed by an
                    ---------
                 Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested;

          (xi) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program; and

          (xii) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

     4.2. Each Advance. The Lenders shall not be required to make any Advance
          ------------
(other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

          (i)    There exists no Default or Unmatured Default;

          (ii)   The representations and warranties contained in Article V are
                                                                 ---------
                 true and correct in all material respects as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel and shall impose no burden on the Borrower greater than as set forth in Section 4.1 hereof.
                   -----------

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly
---------------
completed compliance certificate in substantially the form of Exhibit D hereto
                                                              ---------
as a condition to making an Advance.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1.  Existence. Borrower is a real estate investment trust duly organized
           ---------
and validly existing under the laws of the State of Maryland, with its principal place of business in Rockville, Maryland, and is duly qualified as a foreign real estate investment trust, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and in which the failure to be qualified would have a Material Adverse Effect.

     5.2.  Authorization and Validity. The Borrower has the power and authority
           --------------------------
and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3.  No Conflict; Government Consent. Neither the execution and delivery
           -------------------------------
by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4.  Material Adverse Change. Since December 31, 1998, there has been no
           -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could have a Material Adverse Effect.

     5.5.  Taxes. The Borrower has filed all United States federal tax returns
           -----
and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate.

     5.6.  Litigation and Guarantee Obligations. There is no litigation,
           ------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower which could have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.
                          -----------

     5.7.  No Subsidiaries. There are no presently existing Subsidiaries of the
           ---------------
Borrower other than Guarantor. The information set forth in Schedule 2 regarding Guarantor is true and correct.

     5.8.  ERISA. The Unfunded Liabilities of all Single Employer Plans do not
           -----
in the aggregate exceed $100,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.9.  Accuracy of Information. No information, exhibit or report furnished
           -----------------------
by the Borrower to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.10. Regulation U. Margin stock (as defined in Regulation U) constitutes
           ------------
less than 25% of those assets of the Borrower which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.11. Material Agreements. The Borrower is not subject to any charter or
           -------------------
other corporate restriction which could have a Material Adverse Effect. The Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.12. Compliance With Laws. The Borrower has complied in all material
           --------------------
respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. The Borrower has not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

     5.13. Ownership of Properties. Except as set forth on Schedule 3 hereto,
           -----------------------                         ----------
on the date of this Agreement, the Borrower has good title, free of all Liens other than those permitted by Section 7.18, to all of the Property and assets
                              ------------
reflected in the financial statements as owned by it.

     5.14. Investment Company Act. The Borrower is not an "investment company"
           ----------------------
or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.15. Public Utility Holding Company Act. The Borrower is not a "holding
           ----------------------------------
company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.16. Solvency. (i) Immediately after the Closing Date and immediately
           --------
following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries (if any) on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries, if any, on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries, if any, on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, if any, on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, if any, on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness.

     5.17. Insurance. The Borrower carries insurance on its Property with
           ---------
financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Property in localities where the Borrower operates, including, without limitation:

          (i) Property and casualty insurance (including coverage for flood and other water damage for any Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Properties;

          (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

          (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

     5.18. REIT Status. The Borrower is in good standing on the New York Stock
           -----------
Exchange, is qualified as a real estate investment trust and currently is in compliance with all applicable provisions of the Code.

     5.19. Year 2000. The Borrower has made a full and complete assessment of
           ---------
the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each
          -------------------
Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

          (i) Within 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, an unaudited balance sheet as of the close of each such period and profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or chief accounting officer;

          (ii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D
                                                                     ---------
                 hereto signed by the Borrower's chief financial officer or chief accounting officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

          (iii) Within 45 days after the close of each fiscal quarter, for themselves and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer, including a statement of Funds From Operations, listing of capital expenditures, a report listing and describing all newly acquired Properties, including their net operating income, cost and mortgage debt, if any, and summary Property information and such other information as may be reasonably requested;

          (v) Within 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements, including a balance sheet as of the close of each such period and profit and loss and reconciliation of surplus statements and a statement of cash flows for the period, all audited and certified by independent accountants (which accountants shall be reasonably satisfactory to Agent) as fairly presenting the financial position and results of operations and its cash flows as of the end of such fiscal year for such entities in accordance with GAAP;

          (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

          (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
                 (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

          (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

          (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

          (viii) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.  Use of Proceeds. The Borrower will, and will cause each of its
           ---------------
Subsidiaries to, use the proceeds of the Advances for the general business purposes of the Borrower, including working capital needs and interim financing for property acquisitions, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition other than a Permitted Acquisition.

     6.3.  Notice of Default. The Borrower will, and will cause each of its
           -----------------
Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could have a Material Adverse Effect.

     6.4.  Conduct of Business. The Borrower will, and will cause each of its
           -------------------
Subsidiaries to, (i) do all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, domestic corporation or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and in which the failure to be qualified would have a Material Adverse Effect, (ii) to carry on and conduct their businesses in substantially the same manner as they are presently conducted, and (iii) not undertake any business other than the development, ownership, management and operation of apartment buildings, office buildings, shopping centers, business centers, and warehouses, and ancillary businesses specifically related to such properties.

     6.5.  Taxes. The Borrower will, and will cause each of its Subsidiaries to,
           -----
pay when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6.  Insurance. The Borrower will, and will cause each of its Subsidiaries
           ---------
to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7.  Compliance, with Laws. The Borrower will, and will cause each of its
           ---------------------
Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

     6.8.  Maintenance of Properties. The Borrower will, and will cause each of
           -------------------------
its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection. The Borrower will, and will cause each of its Subsidiaries
          ----------
to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     6.10. Maintenance of Status. The Borrower shall at all times (i) remain a
           ---------------------
corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

     6.11. Dividends. The Borrower and its Subsidiaries shall be permitted to
           ---------
declare and pay any dividends on its Capital Stock from time to time, provided that the aggregate amount of such dividends paid with respect to any period of four (4) fiscal quarters shall not exceed 95% of the Borrower's Funds From Operations for the most recent period of four (4) consecutive fiscal quarters for which financial results have been reported, and; provided, further, that the
                                                     --------  -------
Borrower shall be permitted at all times to distribute whatever amount is necessary to maintain its tax status as a real estate investment trust.

     6.12. Merger. The Borrower will not, nor will it permit any of its
           ------
Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for such transactions that occur between Wholly-Owned Subsidiaries or as otherwise approved in advance by the Lenders, provided,
                                                                 --------
however, that mergers shall be permitted as a means for the Borrower to acquire
-------
additional Properties or ancillary businesses specifically related to Properties so long as such merger is not accomplished through a hostile takeover and the Borrower is the surviving entity.

     6.13. Delivery of Subsidiary Guaranties. Borrower shall promptly notify
           ---------------------------------
Agent of any planned formation or acquisition of any Subsidiary. Within 10 days after Borrower forms or acquires any Subsidiary, Borrower shall cause such Subsidiary to execute and deliver to the Lender's a guaranty agreement (together with such other documents as the Lenders shall reasonably request) whereby such Subsidiary agrees that it shall be jointly and severally liable for all Obligations of the Borrower under the Loan Documents. The guaranty agreement and such other documents each shall be in form and substance satisfactory to the Lenders.

     6.14. Sale of Accounts. The Borrower will not, nor will it permit any of
           ----------------
its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.15. Sale and Leaseback. The Borrower will not, nor will it permit any of
           ------------------
its Subsidiaries to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

     6.16. Acquisitions and Investments. Without the prior written consent of
           ----------------------------
the Required Lenders, the Borrower will not, nor will it permit any of its Subsidiaries to:

       (i)   make any Acquisition, except mergers permitted pursuant to Section
                                                                        -------
             6.12;
             ----

       (ii) by a single transaction or through a series of related transactions make any acquisition of property if the cost of such property would be more than $50,000,000 for any such property;

       (iii) make any investments in, or loans or advances to, any unconsolidated Person to the extent such investments, loans and advances in the aggregate would exceed ten percent (10%) of their Total Tangible Assets on a consolidated basis.

Acquisitions permitted pursuant to this Section 6.16 shall be deemed to be
                                        ------------
"Permitted Acquisitions".
 ----------------------

     6.17. Liens. The Borrower will not, nor will it permit any of its
           -----
Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

       (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

       (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

       (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

       (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

       (v)   Liens existing on the date hereof and described in Schedule 3
                                                                ----------
             hereto; and

       (vi) Liens arising in connection with any Indebtedness permitted hereunder.

Notwithstanding anything contained in this Agreement to the contrary, Borrower may from time to time encumber its Properties with Liens in addition to those set forth in clauses (i) through (vi) above, provided that the granting or existence of such other Liens shall not cause Borrower to be in breach of the provisions of Section 6.21 hereof.
              ------------

Liens permitted pursuant to this Section 6.17 shall be deemed to be "Permitted
                                 ------------                        ---------
Liens".
-----

     6.18. Affiliates. The Borrower will not, nor will it permit any of their
           ----------
Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.19. Cash Flow to Debt Service Ratio. The Borrower on a consolidated basis
           -------------------------------
with its Subsidiaries shall maintain a Cash Flow to Debt Service Ratio of not less than 2.5. Such test must be satisfied as of the end of each fiscal quarter, based on annualized results for the preceding two fiscal quarters.

     6.20. Consolidated Tangible Net Worth. The Borrower on a consolidated
           -------------------------------
basis with its Subsidiaries shall maintain a Consolidated Tangible Net Worth of not less than $225,000,000.

     6.21. Indebtedness and Cash Flow Covenants. The Borrower on a consolidated
           ------------------------------------
basis with its Subsidiaries shall not, as of the last day of any fiscal quarter, permit:

       (i) Consolidated Total Indebtedness to exceed fifty percent (50%) of Total Capitalization Value;

       (ii) Consolidated Secured Indebtedness to exceed fifteen percent (15%) of Total Capitalization Value;

       (iii) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness; and

       (iv) annualized EBITDA (determined by multiplying (x) the sum of EBITDA for the two most recently ended fiscal quarters, by (y) two) to be less than seventeen and one-half percent (17.5%) of Consolidated Total Indebtedness.

     6.22. Year 2000. The Borrower will take and will cause each of its
           ---------
Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

     7.3.  The breach of any of the terms or provisions of Sections 6.2, 6.11,
                                                           ------------------
6.12, 6.14, 6.15, 6.16, 6.19, 6.20, and 6.21 hereof.
----------------------------------      ----

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, or 7.3) of any of the terms or provisions of
              ----------------     ---
this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any "recourse" Indebtedness (i.e., Indebtedness which is recoverable from the general assets of the Borrower and/or its Subsidiaries) which is outstanding in an aggregate amount of at least $5,000,000; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which such "recourse" Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause such "recourse" Indebtedness to become due prior to its stated maturity; or any "recourse" Indebtedness of the Borrower or any of its Subsidiaries (other than "recourse" Indebtedness which is "due on demand") shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries that has more than $10,000,000 of Total Tangible Assets shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding
-----------
described in Section 7.7.
             -----------

     7.7. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary that has more than $10,000,000 of Total Tangible Assets or any Substantial Portion of their Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower
                        ---------------
or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"),
                                                              ------------
all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $1,000,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

     7.13. Failure to remediate within the time period permitted by law or governmental order (or within a reasonable time give the nature of the problem if no specific time period has been given) material environmental problems related to Properties whose aggregate book values are in excess of $20,000,000 or where the estimated cost of remediation is in the aggregate in excess of $100,000, in each case after all administrative hearings and appeals have been concluded.

     7.14. The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

                                 ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs
          ------------                              -----------    ---
with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 10 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7
                                                              -----------    ---
with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the
          ----------                                    ------------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

       (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

       (ii)  Reduce the percentage specified in the definition of Required
             Lenders.

       (iii) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section
                                                                         -------
             2.2, (other than as provided for under Section 2.2), or increase
             ---                                    -----------
             the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

       (iv)  Amend this Section 8.2.
                        -----------

Notwithstanding any provision contained in this Section 8.2, the Aggregate
                                                -----------
Commitment may be increased prior to the Facility Termination Date (up to the Maximum Aggregate Commitment) solely by the consent of the Borrower and each Lender whose Commitment is being increased. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the
          ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only
                                                      -----------
to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     9.1. Survival of Representations. All representations and warranties of the
          ---------------------------
Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding (i) federal taxation of the net income of
          -----
any Lender or applicable Lending Installation, (ii) state and local taxation in the jurisdiction where a Lender's home office is situated, (iii) state and local taxation in a jurisdiction other than described in (ii) above to the extent such Lender receives credit on its tax payments in its home jurisdiction for such taxes, and (iv) federal withholding tax imposed on payments due hereunder or under the Notes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower when due (and Agent shall forward to Borrower copies of any notices of such taxes promptly following Agent's receipt of any such notices).

     9.4. Headings. Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and
          ----------------
understanding among the Borrower, the Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6. Several Obligations; Benefits of this Agreement. The respective
          -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for
          -------------------------
any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and reasonable expenses for attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents; provided that the provisions of
Section 12.2.1 and 12.3.1 shall govern with respect to payment of the fees and
--------------     ------
expenses associated with the sale of participating interests in, and assignments of, the Loans. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees and reasonable expenses for attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Properties, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, damages, penalties, judgments, liabilities and expenses are the result of such Lender's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8.  Numbers of Documents. All statements, notices, closing documents, and
           --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9.  Accounting. Except as provided to the contrary herein, all accounting
           ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's official financial statements.

     9.10. Severability of Provisions. Any provision in any Loan Document that
           --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrower, on
           -----------------------
the one hand, and the Lenders and the Agent, on the other, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
           -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
           -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND

DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY
           --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment. The First National Bank of Chicago is hereby appointed
           -----------
Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X.
                                                                    ---------
The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

     10.2. Powers. The Agent shall have and may exercise such powers under the
           ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors,
           ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any
           ------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV,
                                                                     ----------
except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be
           ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its
           --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely
           ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to
           -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this
------------
Agreement.

     10.9.  Rights as a Lender. In the event the Agent is a Lender, the Agent
            ------------------
shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.10.  Lender Credit Decision. Each Lender acknowledges that it has,
             ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. Successor Agent. The Agent may resign at any time by giving written
            ---------------
notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.12. Commitment as a Lender. First Chicago agrees to provide a Commitment
            ----------------------
of at least $10,000,000 so long as First Chicago remains as Agent; provided, that the foregoing agreement of First Chicago shall not apply to assignments of all or any portion of First Chicago's Commitment which are made at any time following a Default by Borrower hereunder.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1. Setoff. In addition to, and without limitation of, any rights of the
           ------
Lenders under applicable law, if a Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has
           ----------------
payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any
------------  ---    ---
other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.  Successors and Assigns. The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may
     ------------
at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case
              ------------
of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.  Participations.
            --------------

            12.2.1 Permitted Participants; Effect. Any Lender may, in the
            -------------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions, pension funds, or any other fund or entity that regularly makes or participates in real estate loans as part of its business ("Participants") participating interests in
                                     ------------
     any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Notwithstanding anything contained in this Agreement to the contrary, Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with the sale of any participating interests in any Loan pursuant to this Section.

            12.2.2. Voting Rights. Each Lender shall retain the sole right to
                    -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

            12.2.3. Benefit of Setoff. The Borrower agrees each Participant
                    -----------------
     (where Borrower has received at least thirty (30) days' prior notice of the existence of such Participant) shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in
                 ------------
     amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating
                        ------------
     interests sold to each such Participant. The Lenders agree to share with each such Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each such
                                             ------------
     Participant were a Lender.

     12.3.  Assignments.
            -----------

            12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions, pension funds, or any other fund or entity that regularly makes or participates in real estate loans as part of its business ("Purchasers") all or any portion (greater than or
                            ----------
     equal to $5,000,000 per assignee) of its rights and obligations under the

     Loan Documents. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties
     ---------
     thereto. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld. Notwithstanding anything contained in this Agreement to the contrary, Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment of any portion of the initial $25,000,000 Maximum Aggregate Commitment pursuant to this Section; Borrower shall pay all of Agent's reasonable fees and expenses in connection with any future assignments of amounts representing increases in the Aggregate Commitment above the initial $25,000,000 Maximum Aggregate Commitment.

            12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Exhibit I to Exhibit E hereto (a "Notice of Assignment"), together with any consents
     ---------            --------------------
     required by Section 12.3.1, and (ii) payment by the assigning party of a
                 --------------
     $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section
                                                                    -------
     12.3.2, the transferor Lender, the Agent and the Borrower shall make
     ------
     appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information. The Borrower authorize each Lender to
            ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any
                                                            ----------
prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

     12.5.  Tax Treatment. If any interest in any Loan Document is transferred
            -------------
to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.
                  ------------

                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Giving Notice. Except as otherwise permitted by Section 2.14 with
            -------------                                   ------------
respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice transmitted by facsimile, shall be deemed given when received according to the recipient's automatically generated answerback. Any notice transmitted by Federal Express or other recognized overnight courier shall be presumed (rebuttably) given the business day after it is sent. Any other notice shall be effective only when actually received.

     13.2.  Change of Address. The Borrower, the Agent and any Lender may each
            -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                                  ARTICLE XV

                          NO OFFICER, ETC. LIABILITY
                          --------------------------

     No trustee, officer or agent of the trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Borrower, the Lender and the Agent have executed this Agreement as of the date first above written.



                                  WASHINGTON REAL ESTATE
                                    INVESTMENT TRUST

                                      /s/ Edmund B. Cronin, Jr.
                                  By: _______________________________

                                  Print Name: Edmund B. Cronin, Jr.

                                  Title: President and Chief Executive Officer

                                  6110 Executive Blvd.
                                  Suite 800
                                  Rockville, MD 20858
                                  Phone:     301-984-9400
                                  Facsimile: 301-984-9610

                                  Attention: Edmund B. Cronin, Jr.

Commitments
-----------

$25,000,000                       THE FIRST NATIONAL BANK OF
                                  CHICAGO, Individually and as Agent


                                  By: _______________________________

                                  Print Name: Patricia Leung

                                  Title: Managing Director

                                         One First National Plaza
                                         Chicago, Illinois 60670

                                  Attention: Corporate Real Estate Division

     IN WITNESS WHEREOF, the Borrower, the Lender and the Agent have executed this Agreement as of the date first above written.



                                  WASHINGTON REAL ESTATE
                                   INVESTMENT TRUST

                                  By: _______________________________

                                  Print Name: Edmund B. Cronin, Jr.

                                  Title: President and Chief Operating Officer

                                  6110 Executive Blvd.
                                  Suite 800
                                  Rockville, MD 20858
                                  Phone:     301-984-9400
                                  Facsimile: 301-984-9610

                                  Attention: Edmund B. Cronin, Jr.

Commitments
-----------

$25,000,000                       THE FIRST NATIONAL BANK OF
                                  CHICAGO, Individually and as Agent

                                      /s/ Patricia Leung
                                  By: _______________________________

                                  Print Name: Patricia Leung

                                  Title: Managing Director

                                         One First National Plaza
                                         Chicago, Illinois 60670

                                  Attention: Corporate Real Estate Division

                                   EXHIBIT A
                                   ---------

                                 PRICING GRID
                                 ------------


-----------------------------------------------------------------------------
                                      LIBOR         CBR
                                   Applicable   Applicable     Facility Fee
  S&P Rating     Moody's Rating      Margin       Margin        (Per Annum)
-----------------------------------------------------------------------------
A or higher      A2 or higher        0.55%          0%             0.15%
-----------------------------------------------------------------------------
A-               A3                  0.65%          0%             0.175%
-----------------------------------------------------------------------------
BBB+             Baa1                0.70%          0%             0.175%
-----------------------------------------------------------------------------
BBB              Baa2                1.00%          0%             0.20%
-----------------------------------------------------------------------------
BBB-             Baa3                1.25%          0%             0.20%
-----------------------------------------------------------------------------
Less than BBB-   Less than Baa3      2.20%          0.50%          0.25%
-----------------------------------------------------------------------------
Other Fees:
 Up-Front Commitment Fees: 3/8 of 1%
-----------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------

                                     NOTE

$25,000,000.00                                                    March 17, 1999

     Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Borrower"), promises to
                                                        --------
pay to the order of The First National Bank of Chicago, a national banking association (the "Lender") the lesser of the principal sum of Twenty-Five
                  ------
Million and No/100 Dollars ($25,000,000.00) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified from time to time, the "Agreement") hereinafter referred to, in immediately available
           ---------
funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of even date herewith among the Borrower and The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note constitutes one of the "Loan Documents." Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                            WASHINGTON REAL ESTATE INVESTMENT
                                            TRUST

                                            By: _____________________________
                                            Print Name: _____________________
                                            Title: __________________________

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                NOTE OF WASHINGTON REAL ESTATE INVESTMENT TRUST
                           DATED AS OF MARCH 17,1999

   Date    Principal      Maturity of    Maturity     Unpaid
   ----     Amount         Interest      Principal    Balance
           of Loan          Period      Amount Paid   -------
           ---------      -----------   -----------

                                   EXHIBIT C
                                   ---------
                                FORM OF OPINION

March __, 1999

The Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

     We are counsel for Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the District of Columbia (the "Borrower"), and have represented the Borrower in connection with its execution
 --------
and delivery of a Amended and Restated Credit Agreement dated as of March __, 1999, among the Borrower, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding $25,000,000 initially at any one time outstanding (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

     We have examined the Borrower's articles of incorporation [trust indenture?], by-laws, and resolutions, together with the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. The Borrower is a real estate investment trust duly qualified and formed, validly existing and in good standing under the laws of the District of Columbia and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of its obligations under the Loan Documents have been duly authorized by all necessary corporate action and/or proceedings on the part of the Borrower and will not:

        (a)  require any consent of the Borrower's shareholders;

        (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles of incorporation [trust indenture?] or by-laws, or any indenture, instrument or agreement binding upon the Borrower; or

        (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower.

     3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. There is no litigation or proceeding against the Borrower which, if adversely determined, could have a Material Adverse Effect.

     5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of its obligations under the Loan Documents.

     This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                                Very truly yours,

                                   EXHIBIT D
                                   ---------

                            COMPLIANCE CERTIFICATE


To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of March 17, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly appointed ________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower [and its Subsidiaries] during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement. All of such financial data fairly present the Borrower's financial position and results of operations and its cash flows for the periods reflected. All of such computations are accurate.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ____________, 19__.


                                        WASHINGTON REAL ESTATE INVESTMENT TRUST

                                        By: _________________________________

                                        Title: ______________________________

                                   [SAMPLE]

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

                  Schedule of Compliance as of          with
                         Provisions of ___ and ___ of
                                 the Agreement

                                   EXHIBIT E
                                   ---------


                             ASSIGNMENT AGREEMENT

          This Assignment Agreement (this "Assignment Agreement") between
                                           --------------------
_________ (the "Assignor") and __________ (the "Assignee") is dated as of
                --------                        --------
___________, 19__. The parties hereto agree as follows:

          1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and
             ---------------------
Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
                                                 ----------------
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used
                                       ----------
herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to
             -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

          3. EFFECTIVE DATE. The effective date of this Assignment Agreement
             --------------
(the "Effective Date") shall be the later of the date specified in Item 5 of
      --------------
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date,
(i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

          4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee
             --------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all CBR Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to
        ------------
the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such LIBOR Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such LIBOR Loan (the "Agreed Interest Rate") and
                                                    --------------------
any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any LIBOR Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such LIBOR Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to LIBOR Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of CBR Loans or fees, or the Payment Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

          5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the
             ----------------------------
Assignor a fee on each day on which a payment of interest or fees (including any Commitment Fee or Unused Facility Fee) is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was __ of 1% less than the interest rate paid by the Borrower or if the commitment fee was __ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay __% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

          6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
             --------------------------------------------------------------
LIABILITY. The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

          7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it
             -------------------------------
has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(vii) confirms that it is either a financial institution, a pension fund, or a fund or entity that regularly makes or participates in real estate loans as part of its business [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor
            ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

          9.  SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee
              ----------------------
shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

          10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the
              ----------------------------------
Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

          11. ENTIRE AGREEMENT. This Assignment Agreement and the attached
              ----------------
Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          12. GOVERNING LAW. This Assignment Agreement shall be governed by the
              -------------
internal law, and not the law of conflicts, of the State of Illinois.

          13. NOTICES. Notices shall be given under this Assignment Agreement in
              -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                         [NAME OF ASSIGNOR]

                                         By: _______________________________
                                         Title: ____________________________


                                         [NAME OF ASSIGNEE]

                                         By: _______________________________
                                         Title: ____________________________

                                  SCHEDULE 1
                            to Assignment Agreement

 1.      Description and Date of Credit Agreement:

 2.      Date of Assignment Agreement: ____________, 19__

 3.      Amounts (As of Date of Item 2 above):

         a.      Total of Commitments
                 (Loans)* under
                 Credit Agreement                     $______

         b.      Assignee's Percentage
                 of each Loan
                 purchased under the
                 Assignment Agreement**                ______%

         c.      Amount of Assigned
                 Share in each Loan
                 purchased under the
                 Assignment Agreement                 $______

 4.       Assignee's Aggregate (Loan
          Amount)* Commitment Amount
          Purchased Hereunder:                        $______

 5.       Proposed Effective Date:                    _______


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
** Percentage taken to 10 decimal places


Accepted and Agreed:

[NAME OF ASSIGNOR]                            [NAME OF ASSIGNEE]

By: ___________________                       By: ____________________
Title: ________________                       Title: _________________

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT I
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------

                                                      ____________, 19__

 To:              [NAME OF BORROWER]

                  __________________
                  __________________


                  [NAME OF AGENT]

                  __________________
                  __________________


 From:            [NAME OF ASSIGNOR] (the "Assignor")

                  [NAME OF ASSIGNEE] (the "Assignee")

                  1. We refer to that Amended and Restated Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to Section 12.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                  5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section
11.3.2 of the Credit Agreement.

                  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower against its receipt of a new Note in the appropriate amount.

                  7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                  8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                    NAME OF ASSIGNEE

By: ___________________________                     By: _______________________

Title: ________________________                     Title: ____________________

ACKNOWLEDGED AND CONSENTED                          ACKNOWLEDGED BY WASHINGTON
TO BY THE FIRST NATIONAL BANK                       REAL ESTATE INVESTMENT TRUST
OF CHICAGO, AS AGENT

By: ___________________________                     By: _______________________

Title: ________________________                     Title: ____________________



                [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT F
                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Amended and Restated Credit Agreement, dated as of March __, 1999 (as the same may be amended or modified, the "Credit Agreement"), among Washington Real Estate Investment Trust (the "Borrower"), the Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

          The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

          Facility Identification Number  _______________________

          Customer/Account Name _________________________________

          Transfer Funds To _____________________________________

                            _____________________________________

                            _____________________________________

          For Account No.   _____________________________________

          Reference/Attention To ________________________________

Authorized Officer
 (Customer Representative)                          Date ____________


_______________________________     ____________________________________________
(Please Print)                                      Signature


Bank Officer Name                                   Date ____________

_______________________________     ____________________________________________
(Please Print)                                      Signature

                                  SCHEDULE 1

                                 JURISDICTIONS
                               (See Section 5.1)

                                  SCHEDULE 2

                      SUBSIDIARIES AND OTHER INVESTMENTS
                               (See Section 5.7)


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)





Investment    Owned    Amount of      Percent     Jurisdiction
    In         By      Investment    Ownership    of Ownership
----------    -----    ----------    ---------    ------------

                                  SCHEDULE 3

                             INDEBTEDNESS AND LIENS
                          (See Sections 5.13 and 6.17)


                                   Property          Maturity
Indebtedness     Indebtedness     Encumbered        and Amount
Incurred By        Owed To         (If Any)      of Indebtedness
------------     ------------     ----------     ---------------